UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2014
TRANSLATION GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	333-185580	33-1225672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 S. Division Street, Carson City, Nevada	89703-4202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	702-425-3296
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 21, 2014, Translation Group Inc. (the “Company”) appointed Anthony M. Everett and Mike Gibbons to its Board of Directors. Mr. Gibbons will also act as Chairman of the Company’s Board of Directors.

Anthony M. Everett – Director

Anthony Everett is a fourth generation Tampa resident who specializes in commercial real estate transactions. A graduate of Emory University and University of Florida, Mr. Everett has been a leader in Tampa’s real estate community since 1994.  Serving as founder and president of Everett Realty Services, Mr. Everett has directed the management and development, acquisition and disposition of approximately 20,000 multi-family residential units. Mr. Everett has extensive experience in both rental and properties for sale including seven successful condominium conversions. He is an experienced planner and problem solver who guides projects with an unmatched level of organization and precision. In addition to heading up Everett Realty Services, Mr. Everett also serves as senior vice president of International Realty where he oversaw the assembly, management and eventual sale of a large institutional quality multifamily portfolio. From 1996-2009 he served as a special consultant to Post Properties (NYSE:PPS) during which he oversaw the planning, development and construction of more than 3,000 multifamily units in Central Florida. Mr. Everett is also licensed real estate broker with strong emphasis on development, distressed property restructuring, acquisition and disposition as well as portfolio property management. Since 2009 he has served as the chairman of Metis Property Group, which has purchased distressed mortgages and properties and has repositioned those assets to profitability. In 2012, he formed a partnership with Pollack Shores Real Estate Group, through which he is currently developing more than 2,400 multifamily residential units in Central Florida.

Mike Gibbons – Director and Chairman of the Board

Mike Gibbons is a seasoned consumer packaged goods executive with over 30 years’ experience.  Mr. Gibbons has worked for companies such as Cott Beverages and Con Agra.  During his career, Mr. Gibbons has managed business units ranging from sales, marketing, innovation and operations.  The various posts he has held have enabled him to become a seasoned leader with the ability to focus on the key dynamics of a business that ultimately drive results.

Mr. Gibbons spent over 15 years of his career at Cott Beverages with roles ranging from president to chief strategic officer.  During his tenure at Cott Beverages, he effectively managed selling, general and administrative costs, sales and margins.  He introduced strategic business units which allowed Cott Beverages to enter new categories ultimately driving growth.  Despite relentless competitive pressures, Cott Beverages was able to deliver consistent results under Mr. Gibbon’s tenure.

At Con Agra, Mr. Gibbons held various posts within sales and marketing. He had complete accountability for all Canadian national grocery customers as well as select large regional accounts in Ontario and Atlantic Canada.

Throughout his career, Mr. Gibbons has built a reputation of delivering results on many fronts.  As such, he has been able to build long lasting relationships with customers and suppliers throughout North America and abroad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATION GROUP INC.
/s/ Jim Dickson
Jim Dickson
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Date: May 21, 2014